Exhibit 10.19

SECOND AMENDMENT TO THE
UNITED COMMUNITY BANKS
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of January 1, 2017)
WHEREAS, UNITED COMMUNITY BANKS, 1NC. (the "Company"), a Georgia bank holding company located in Blairsville, Georgia, maintains the United Community Banks Deferred Compensation Plan, effective as of October 21, 2004, as amended and restated as of January 1 2017 (the "Plan"); and
WHEREAS, the Company desires to amend the Plan, effective as of January 1, 2019 (the "Effective Date"); and
WHEREAS, pursuant to Section 9.1 of the Plan, a modification or amendment of the Plan may be made from time to time, by action of the Board of Directors of the Company (the "Board"), or by action of the Compensation Committee of the Board.
NOW, THEREFORE, the Plan is hereby amended, effective as of the Effective Date, as follows:

1.	Effective as of January 1, 2019, the third paragraph of Section 2.2(a) of the Plan is hereby amended to read as follows:
"A Participant shall be required to submit a new election form on a timely basis for each Plan Year. Prior elections will not carryover to any subsequent Plan Year."

2.	Effective as of January 1, 2019, Section 2.3(a) of the Plan is hereby amended to read as follows:
"(a) 401(k) Restoration Deferral. Each Eligible Employee may make a 401(k) Restoration Deferral by electing to defer an amount equal to (i) 1% to 5% (or such lesser or greater percentage as would be subject to a matching contribution under the United 401(k) Plan if such amount were contributed to the United 401(k) Plan notwithstanding applicable limitations thereon) of the Eligible Employee's Base Salary for the applicable Plan Year minus (ii) the aggregate amount of the dollar limit for the applicable Plan Year on elective deferrals under Code Section 402(g) and the dollar limit for the applicable Plan Year on catch-up contributions under Code Section 414(v), regardless of whether the Eligible Employee is participating in the United 401(k) Plan with respect to all or any portion of the applicable Plan Year. The Plan Administrator may set a minimum amount of deferrals for a Plan Year and/or for any payroll period. Such Base Salary deferrals of the Eligible Employee constitute the Participant's 401(k) Restoration Deferral to be deferred under the Plan. "

3.    Effective as of January 1, 2019, Section 2.3(b) of the Plan is hereby amended to read as follows:
"(b) Additional Deferrals. In addition to and/or in lieu of the 401(k) Restoration Deferrals, subject to Section 2.3(c) below, each Eligible Employee may elect to defer an amount not to exceed (i) 75% of Base Salary for the applicable Plan Year (or part of the applicable Plan Year), and (ii) 100% of Bonus Payments with respect to the applicable Plan Year."
4.    Effective as of January 1, 2019, Section 2.4(b) of the Plan is hereby amended to add a new sentence at the end thereof which shall read as follows:
"Notwithstanding the preceding, effective as of January 1, 2019, this Section 2.4(b) shall not apply with respect to any deferral of Bonus Payments for Plan Years beginning on or after January 1, 2019."
5.    Effective as of January 1, 2019, Section 2.4(c) of the Plan is hereby amended to read as follows:
"(c) Discretionary Matching Contributions. The Company may, from time to time, in its sole and absolute discretion, credit a Participant's Employer Contribution Account with such other matching contributions as the Compensation Committee may designate. Such contributions, if any, may be made on behalf of one, some or all Participants, and may or may not be based on the Eligible Employee's 401(k) Restoration Deferrals and/or Additional Deferrals of Base Salary or Bonus Payments. The matching contribution formula under this Section 2.4(c) may or may not be the same matching contribution formula as under the United 401(k) Plan. The Company shall provide Participants with information regarding the matching contributions that will be credited under this Plan, if any. Matching contributions are credited at the sole discretion of the Company and the fact that a matching contribution is credited in one year shall not obligate the Company to continue to make such contributions in any subsequent year."
6.    Effective as of January 1, 2019, Section 2.4(d) of the Plan is hereby amended to read as follows:
"(d) Discretionary Contributions. The Company may, from time to time, in its sole and absolute discretion, credit a Participant's Employer Contribution Account for a Plan Year with an amount determined in the discretion of the Compensation Committee that may be a percentage of the Eligible Employee's Base Salary, a dollar amount, or some other amount. Any such Employer Contribution for a Plan Year may differ among Eligible Employees and may be made for some Eligible Employees but not others. The Employer Contribution, if any, shall be credited to the Employer Contribution Account for the Eligible Employee."

7.	Effective as of January 1, 2019, Section 3.1 of the Plan is hereby amended to delete the last two sentences of the paragraph and to substitute therefore the following:
"The Director shall be required to submit a new election form on a timely basis for each Plan Year. Prior elections will not carryover to any subsequent Plan."

8.	Effective as of January 1, 2019, Section 4.3 of the Plan is hereby amended to read as follows:
"Each Participant's Employer Contribution Account shall be credited each Plan Year with an amount equal to the Employer Contribution, if any, for the Plan Year and shall be credited with earnings, gains or losses in accordance with Section 6.1."

9.	The other terms of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be duly executed by its authorized officer to be effective as of January 1, 2019.
UNITED COMMUNITY BANKS, INC.
By: /s/ Lynn Harton__________
Name: H. Lynn Harton________
Title: CEO__________________

ATTEST:
By: /s/ Lori McKay___________
Name: Lori McKay___________
Title: Corporate Secretary______

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